UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

September 27, 2018

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On September 27, 2018, Axsome Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”) for the sale by the Company directly to the Investors of an aggregate of 2,966,667 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share (the “Registered Direct Offering”).  The Registered Direct Offering is expected to close on October 1, 2018, subject to customary closing conditions set forth in the Purchase Agreement.  The Company intends to use the net proceeds of the Registered Direct Offering for working capital and general corporate purposes. The Company estimates that the net proceeds from the transactions will be approximately $8.8 million after deducting estimated transaction expenses.

The 2,966,667 shares of Common Stock sold in the Registered Direct Offering were offered and sold by the Company directly to the Investors, without a placement agent, underwriter, broker or dealer, pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on December 1, 2016 and subsequently declared effective on December 16, 2016 (File No. 333-214859), and the base prospectus dated as of December 16, 2016 contained therein. Prior to closing, the Company will file a prospectus supplement with the Securities and Exchange Commission relating to the offer and sale of the shares of Common Stock in the Registered Direct Offering.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the Company and the Investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the Company and the Investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by references to the full text of the form of Purchase Agreement, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the opinion of DLA Piper LLP (US) relating to the validity of the shares of Common Stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On September 28, 2018, the Company issued a press release announcing the Registered Direct Offering.  The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
5.1	Opinion of DLA Piper LLP (US).

10.1	Form of Purchase Agreement, dated as of September 27, 2018, by and among Axsome Therapeutics, Inc. and the investors party thereto.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

99.1	Press release dated September 28, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: September 28, 2018	By:	/s/ Herriot Tabuteau, M.D.
Name: Herriot Tabuteau, M.D.
Title: President and Chief Executive Officer

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